EXHIBIT 21.1

Name of Subsidiary	Jurisdiction of Incorporation
CDK Global, Inc.	Delaware
Performance Consultants Corporation	Canada
CDK Global Investments B.V.	Netherlands
CDK Global (India) Private Limited	India
CDK Global Group BV	Netherlands
8925348 Canada Limited	Canada
Intravision Technologies, LLC	Delaware
IP Networked Services, Inc.	Delaware
CDK Global, LLC	Delaware
IntegraLink Corporation	Washington
Digital Motorworks, Inc.	Texas
Dealix Corporation	California
SO-Auto.com, LLC	New Jersey
Autotegrity, Inc.	Delaware
Computerized Vehicle Registration (indirectly 80% owned)	California
ReNuit Now, Inc. (indirectly 80% owned)	Delaware
Digital Motorworks Pty, Ltd.	Australian
ADP Dealer Services Thailand Ltd.	Thailand
ADP Dealer Services Portugal – Solucoes Informaticas	Portugal
ADP Dealer Services Gulf FZ, LLC	Dubai
ADP Dealer Services Kuwait for Computer Apps W.L.L.	Kuwait
ADP Dealer Services Finland OY	Finland
Systems – Automotive s.r.o.	Czech Republic
ADP Dealer Services Eesti OU	Estonia
ADP Dealer Services O.O.O	Russia
ADP Dealer Services Espana SL	Spain
ADP Dealer Services Italia S.r.l.	Italy
ADP Dealer Services Switzerland GmbH	Switzerland
ADP Vehicle Information Management Technology (Shanghai) Co., Ltd.	China
ADP Dealer Services Korea Co. Ltd.	South Korea
ADP Dealer Services Mexico S.A. de C.V.	Mexico
ADP Dealer Services Espana SL	Spain
ADP Dealer Services Denmark ApS	Denmark
ADP Dealer Services Norge, AS	Norway
ADP Dealer Services Sverige AB	Sweden
ADP Dealer Services Japan Co. Ltd.	Japan
ADP Dealer Services Deutschland GmbH	Germany
ADP Dealer Services Osterreich GmbH	Austria
ADP Dealer Services UK Limited	United Kingdom
ADP Dealer Services SE Asia PTE Ltd	Singapore
ADP Dealer Services (Ireland) Ltd.	Ireland
ADP Belgium BV BA	Belgium
ADP Dealer Services France SAS	France
ADP Dealer Services Nederland B.V.	Netherlands
Dealer Services Česká Republika s.r.o.	Czech Republic
CTSoft Corporation	Canada
One-Eighty Corp.	Canada
PFW Systems Corporation	Canada

In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of the distribution.